Exhibit 10.53

December 30, 2022

Dear Joe:
We are very pleased to inform you of your promotion to the executive level position of Senior Vice President, Operations and Chief Restaurant Officer of Carrols Restaurant Group, Inc. (together with its direct and indirect subsidiaries, the “Company”).

Effective Date
The promotion will be effective as of January 1, 2023 (the “Effective Date”) subject to the satisfactory completion of the conditions set forth in this letter.

Base Salary/Merit Increases
Your annual base salary will be increased to $400,000. This will be paid in accordance with the Company's monthly payroll practices for executives at a rate of $33,333.34 a month, less applicable taxes and withholdings. You will be eligible for annual merit increases in your base salary as determined by the Compensation Committee of the Board of Directors in its sole discretion.

Annual Bonus
You will participate in the Company’s Executive Bonus Plan. Your target bonus percent is 60% of your annual base salary. A copy of the 2022 Executive Bonus Plan is being provided to you with this letter.

Restricted Stock Awards
You will be eligible to receive grants of restricted stock awards as may be awarded to you by the Compensation Committee in its sole discretion.

Mandatory Arbitration Program (MAP)
All employees are subject to our Mandatory Arbitration Program and are required to execute an agreement providing for the resolution of disputes pursuant to binding arbitration (the “MAP Agreement”). A copy of the MAP Agreement is attached as Exhibit A hereto. Please execute the MAP Agreement prior to the Effective Date of your promotion.

Non-Competition, Non-Solicitation and Non-Disclosure Agreement
As an executive officer, you will be required to execute the Company’s form Non-Competition, Non-Solicitation and Non-Disclosure Agreement, a copy of which is attached as Exhibit B hereto. Please sign this agreement prior to the Effective Date of your promotion.

Governing Law and Dispute Resolution
This letter shall be governed by the laws of the State of New York, without regard to conflict of law principles. Any dispute, claim, demand, or controversy arising out of or relating in any way whatsoever to this promotion letter including, but not limited to, breach, termination, enforcement, interpretation or validity of this letter, or the requirement or applicability of this letter to arbitrate, shall be determined by binding arbitration before a single arbitrator administered by JAMS, a national arbitration association, and conducted under the then current JAMS Comprehensive Arbitration Rules and Procedures (the “JAMS Rules and Procedures”). To start the arbitration process, the party requesting arbitration must send a written request for arbitration and the filing fee to JAMS office serving the Syracuse, New York metropolitan region. A copy of the request must also be sent to the non-requesting party. The arbitrator will strictly apply the law of the State of New York as set forth in this of letter and shall make a final decision all according to the JAMS Rules and Procedures. The arbitrator shall have no right to compel any party to breach any existing written agreement or obligation. The judgment rendered by the arbitrator may be entered in any court having jurisdiction thereof and shall be final upon the parties. Any arbitration proceedings shall be conducted exclusively within the State of New York at a location therein selected by JAMS in accordance with the JAMS Rules and Procedures. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from the courts of the State of New York or the federal courts located within the State of New York.

Congratulations Joe on this very well-deserved promotion.

Sincerely,

Jerry DiGenova
Vice President, Human Resources
Carrols Restaurant Group, Inc.
cc: T. Hull, J. Landaw

THIS LETTER IS NOT INTENDED TO CONSTITUTE AN EMPLOYMENT CONTRACT OF ANY KIND AND DOES NOT GUARANTEE CONTINUED EMPLOYMENT WITH THE COMPANY. YOUR EMPLOYMENT WITH THE COMPANY IS CONDITIONED UPON THE SATISFACTION OF ALL CONDITIONS CONTAINED IN THIS LETTER AND THE LENGTH OF YOUR EMPLOYMENT WITH THE COMPANY WILL BE BASED ON YOUR WORK PERFORMANCE AND THE NEEDS OF THE COMPANY AS WELL AS YOUR OWN DESIRES.

Please indicate your acceptance of this promotion by signing here:

/s/ Joseph Hoffman
Joseph Hoffman

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